EXHIBIT 23



                  INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-44103, 333-35055, 33-64133, 33-64135, 33-55730 and 33-33882 of SED
International Holdings, Inc. on Form S-8 of our report dated August 19, 1998 (September 11, 1998 as to Note 11) incorporated by reference in the Annual Report on Form 10-K of SED International Holdings, Inc. for the year ended June 30, 1998.

     Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of SED International Holdings, Inc. listed in Item 14(a). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




/s/ Deloitte & Touche LLP

Atlanta, Georgia
September 28, 1998

                                                       EXHIBIT 27


                     FINANCIAL DATA SCHEDULE

     THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED JUNE
30, 1998 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

PERIOD-TYPE. . . . . . . . . . . . . . . . . . . .    12 MONTHS
FISCAL-YEAR-END. . . . . . . . . . . . . . . . . .   JUNE 30, 1998
PERIOD-END . . . . . . . . . . . . . . . . . . . .   JUNE 30, 1998
CASH . . . . . . . . . . . . . . . . . . . . . . .       2,693,000
SECURITIES . . . . . . . . . . . . . . . . . . . .             -0-
RECEIVABLES. . . . . . . . . . . . . . . . . . . .      86,298,000
ALLOWANCES . . . . . . . . . . . . . . . . . . . .       2,362,000
INVENTORY. . . . . . . . . . . . . . . . . . . . .     141,196,000
CURRENT ASSETS . . . . . . . . . . . . . . . . . .     237,031,000
PP&E . . . . . . . . . . . . . . . . . . . . . . .       9,490,000
ACCUMULATED DEPRECIATION . . . . . . . . . . . . .       5,747,000
TOTAL ASSETS . . . . . . . . . . . . . . . . . . .     266,565,000
CURRENT LIABILITIES. . . . . . . . . . . . . . . .     129,290,000
BONDS. . . . . . . . . . . . . . . . . . . . . . .             -0-
PREFERRED. . . . . . . . . . . . . . . . . . . . .             -0-
PREFERRED MANDATORY. . . . . . . . . . . . . . . .             -0-
COMMON . . . . . . . . . . . . . . . . . . . . . .         108,000
OTHER SE . . . . . . . . . . . . . . . . . . . . .     106,167,000
TOTAL LIABILITY AND EQUITY . . . . . . . . . . . .     266,565,000
SALES. . . . . . . . . . . . . . . . . . . . . . .     892,629,000
TOTAL REVENUES . . . . . . . . . . . . . . . . . .     892,629,000
CGS. . . . . . . . . . . . . . . . . . . . . . . .     848,090,000
TOTAL COSTS. . . . . . . . . . . . . . . . . . . .     848,090,000
OTHER EXPENSES . . . . . . . . . . . . . . . . . .      41,709,000
LOSS PROVISION . . . . . . . . . . . . . . . . . .             -0-
INTEREST EXPENSE . . . . . . . . . . . . . . . . .       2,728,000
INCOME PRETAX. . . . . . . . . . . . . . . . . . .         102,000
INCOME TAX . . . . . . . . . . . . . . . . . . . .         357,000
LOSS CONTINUING. . . . . . . . . . . . . . . . . .       (255,000)
DISCONTINUED . . . . . . . . . . . . . . . . . . .             -0-
EXTRAORDINARY. . . . . . . . . . . . . . . . . . .             -0-
CHANGES. . . . . . . . . . . . . . . . . . . . . .             -0-
NET LOSS . . . . . . . . . . . . . . . . . . . . .       (255,000)
EPS BASIC. . . . . . . . . . . . . . . . . . . . .           (.03)
EPS DILUTED. . . . . . . . . . . . . . . . . . . .           (.03)